UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2014

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 400
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-1900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 18, 2014, the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws. The amendment eliminates Section 4.02(a) of the Company’s prior Amended and Restated Bylaws, which prohibited an individual from qualifying for service as a director of the Company if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, or has received any compensation or other payment from any person or entity other than the Company, in each case in connection with candidacy or service as a director of the Company, except as approved by the Board. After discussing this provision with certain shareholders as part of the Company’s shareholder outreach efforts, the Board concluded that it was in the interest of the Company and its shareholders to remove the provision at this time.

The description of the amendment is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 8.01     Other Events

On November 19, 2014, the Company announced that the Board declared one-time, non-recurring dividends of $0.40 per share of common stock and the quarterly dividend of $0.52 per share of common stock for the fourth quarter of 2014. The dividends are payable on December 19, 2014 to shareholders of record at the close of business on December 2, 2014. The Company's press release regarding the dividends is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws.

99.1	Press Release dated November 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 24, 2014	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Brandon J. Moore
	Name:	Brandon J. Moore
	Title:	Secretary

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